2929 California Street Torrance, California 90503 Tel. 310.212.7910 Fax. 310.212.6315 800.890.9988 www.motorcarparts.com

FOR IMMEDIATE RELEASE

Motorcar Parts & Accessories, Inc. Announces Improved
Second Quarter FY 2004 Results

     TORRANCE, Calif., November 11, 2003 — Motorcar Parts & Accessories, Inc. (“MPA”) (OTC: MPAA.PK), a leading provider of remanufactured starters and alternators for the automotive aftermarket which recently announced an expected change of name to Motorcar Parts of America, Inc., today reported financial results for the second quarter of its fiscal year 2004, ended September 30, 2003.

     Second Quarter Highlights:

•	Revenues increase by 4.4% from Q2 FY03 to $46.4 million

•	Operating income increases 47.5% to $3.6 million

•	Net income of $1.9 million, or 23 cents per diluted share

•	Balance sheet strengthened with $8.6 million of cash and equivalents and $39 million of shareholders’ equity

     Revenues for the second quarter of FY2004 were $46.4 million, an increase of 4.4% from the second quarter of FY2003. Operating income for the second quarter was $3.6 million, an increase of 47.5% as compared to $2.4 million for the second quarter of FY2003. Net income for the quarter increased 22.9% to $1.9 million, compared to $1.5 million for the three months ended September 30, 2002. Earnings per diluted share were $0.23 in the second quarter, as compared to $0.18 for the same period last year.

     For the first six months of FY2004, the Company earned $2.6 million, or $0.32 per diluted share, on revenues of $83.5 million, as compared to net income of $3.5 million, or $0.41 per share, on revenues of $92.9 million for the same period in FY2003.

     “These second quarter results confirm that MPA is on the right track with our business transformation strategy to position the company to pursue renewed growth in the future,” said Chairman, President and CEO, Selwyn Joffe. “At the beginning of this fiscal year, we set out to build a strong foundation for MPA’s future, including furthering our lean manufacturing strategy; strengthening our relationships with our retail partners; developing new products; and strengthening our balance sheet. We have made meaningful progress towards each of these strategic objectives.”

     In the first six months of fiscal 2004, MPA:

•	Achieved its goal of converting almost all of its manufacturing to lean manufacturing processes, resulting in meaningful improvements in gross margin, product quality, manufacturing throughput and inventory requirements;

•	Pursued its new product initiatives, resulting to date in products targeting motorcycles, personal watercraft and high amperage applications;

•	Generated $16.3 million in cash from operations;

•	Repurchased the equivalent of 539,000 shares of common stock for an aggregate of $1,008,490, equal to an average price of $1.87 per share. The repurchased common stock equivalents were in the form of a warrant to purchase 400,000 shares, a stock option to purchase 60,000 shares and 79,000 common shares.

     In the second quarter of FY 2004, the Company’s gross profit grew by 44.8% to $7 million, or 15.2% of sales, as compared to $4.9 million, or 10.9% of sales, in the prior year’s quarter. Operating income as a percentage of net sales in the second quarter increased by 230 basis points to 7.7%, as compared to 5.4% a year ago.

     Operating expense was $3.5 million for the second quarter of FY2004, as compared to $2.4 million for the prior year period. “Despite expenses relating to indemnification and officer severance packages of $752,000 for this year’s quarter versus $268,000 in the prior year’s second quarter, the company was still able to exceed its operating profit goals,” said Joffe.

     In the second quarter and first half of fiscal 2004, the Company recognized $1.4 million and $1.7 million for income taxes, reflecting that MPA no longer has net operating losses for book purposes, although it does for tax purposes. This taxable rate of 42% for the second quarter and 39.8% for the first six months of FY2004 resulted in lower net income as compared to the prior six month period.

     Joffe commented, “The Company’s balance sheet is strong, with $8.6 million in cash and equivalents, working capital of $24.5 million, and positive shareholders’ equity of $39 million.”

About MPA

     Motorcar Parts & Accessories, Inc., dba Motorcar Parts of America (MPA), is a leading manufacturer of replacement alternators and starters for imported and domestic cars and light trucks in the United States and Canada. MPA also assembles and distributes ignition wire sets for imported and domestic cars and light trucks. MPA has facilities in the United States in Torrance, California, and Nashville, Tennessee, as well as overseas in Singapore and Malaysia. The company website is located at www.motorcarparts.com.

     Disclosure Regarding Private Securities Litigation Reform Act of 1995:

     This press release may contain certain forward-looking statements with respect to the future performance of the Company that involve risks and uncertainties. Various factors could cause actual results to differ materially from those projected in such statements. These factors include, but are not limited to: concentration of sales to certain customers, changes in the Company’s relationship with any of its customers, the potential for changes in consumer spending, consumer preferences and general economic conditions, increased competition in the automotive parts remanufacturing industry, unforeseen increases in operating costs and other factors discussed herein and in the Company’s filings with the Securities and Exchange Commission.

For more information, contact:

Crocker Coulson Partner CCG Investor Relations	Selwyn Joffe Chairman, President & CEO Motorcar Parts & Accessories, Inc. (310) 972-4005

(818) 789 — 0100 crocker.coulson@ccgir.com

— FINANCIAL STATEMENTS FOLLOW —

MOTORCAR PARTS & ACCESSORIES, INC.
Consolidated Balance Sheets

	September 30,	March 31,
	2003	2003

	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$8,661,000	$1,307,000
Short term investments	223,000	162,000
Accounts receivable — net	7,683,000	12,764,000
Inventory — net	25,328,000	27,583,000
Income tax refund receivable	—	28,000
Prepaid expenses and other current assets	577,000	577,000

Total current assets	42,472,000	42,421,000
Plant and equipment — net	5,302,000	5,228,000
Deferred tax asset	9,060,000	10,521,000
Other assets	1,068,000	1,112,000

TOTAL ASSETS	$57,902,000	$59,282,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,734,000	$8,082,000
Accrued liabilities	3,545,000	2,559,000
Line of credit	3,000,000	9,932,000
Deferred compensation	229,000	214,000
Other current liabilities	897,000	18,000
Income taxes payable	172,000	—
Current portion of capital lease obligations	412,000	815,000

Total current liabilities	17,989,000	21,620,000
Capitalized lease obligations, less current portion	836,000	209,000

Total liabilities	18,825,000	21,829,000
SHAREHOLDERS’ EQUITY
Preferred stock; par value $.01 per share, 5,000,000 shares authorized; none issued	—	—
Common stock; par value $.01 per share, 20,000,000 shares authorized; 7,946,955 and 7,960,455 shares issued and outstanding at September 30, 2003 and March 31, 2003	80,000	80,000
Additional paid-in capital	52,825,000	53,126,000
Common stock held in treasury, at cost (79,000 shares)	(296,000)	—
Accumulated other comprehensive loss	(124,000)	(107,000)
Accumulated deficit	(13,408,000)	(15,646,000)

Total shareholders’ equity	39,077,000	37,453,000

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$57,902,000	$59,282,000

The condensed notes to consolidated financial statements to be available in the Company’s Form 10-Q for the period ended September 30, 2003 are an integral part hereof.

MOTORCAR PARTS & ACCESSORIES, INC.

Consolidated Statements of Operations
(Unaudited)

	Six Months Ended		Three Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

Net sales	$83,526,000	$92,861,000	$46,424,000	$44,456,000
Cost of goods sold	72,388,000	82,822,000	39,388,000	39,598,000

Gross Margin	11,138,000	10,039,000	7,036,000	4,858,000

Operating expenses:
General and administrative	5,283,000	4,179,000	2,921,000	2,030,000
Sales and marketing	707,000	572,000	414,000	270,000
Research and development	281,000	284,000	137,000	142,000

Total operating expenses	6,271,000	5,035,000	3,472,000	2,442,000

Operating income	4,867,000	5,004,000	3,564,000	2,416,000
Interest expense — net	581,000	1,488,000	288,000	872,000

Income before provision for income taxes	4,286,000	3,516,000	3,276,000	1,544,000
Provision for income taxes	1,708,000	1,000	1,378,000	—

Net income	$2,578,000	$3,515,000	$1,898,000	$1,544,000

Basic net income per share	$.32	$.44	$.24	$.19

Diluted net income per share	$.32	$.41	$.23	$.18

Weighted average number of shares outstanding
- basic	7,998,326	7,960,455	7,995,350	7,960,455
- diluted	8,125,339	8,589,820	8,227,735	8,542,299

The condensed notes to consolidated financial statements to be available in the Company’s
Form 10-Q for the period ended September 30, 2003 are an integral part hereof.

MOTORCAR PARTS & ACCESSORIES, INC.

Consolidated Statement of Cash Flows
(Unaudited)

	Six Months Ended
	September 30,

	2003	2002

Cash flows from operating activities:
Net income	$2,578,000	$3,515,000
Adjustments to reconcile net income to net cash provided by operating activities Depreciation and amortization	1,195,000	1,212,000
Provision for deferred income taxes	1,461,000	—
(Increase) decrease in:
Accounts receivable	5,081,000	4,642,000
Inventory	2,255,000	3,504,000
Prepaid expenses and other current assets	—	(723,000)
Income tax refund receivable	28,000	—
Other assets	44,000	555,000
Increase (decrease) in:
Accounts payable and accrued expenses	2,638,000	(1,957,000)
Deferred compensation	15,000	(3,000)
Income taxes payable	172,000	—
Other liabilities	879,000	825,000

Net cash provided by operating activities	16,346,000	11,570,000

Cash flows from investing activities:
Purchase of property, plant and equipment	(1,269,000)	(204,000)
Change in short term investments	(61,000)	3,000

Net cash used in investing activities	(1,330,000)	(201,000)

Cash flows from financing activities:
Net repayments under line of credit	(6,932,000)	(6,639,000)
Proceeds from options exercised	72,000	—
Net borrowings (re-payments) on capital lease obligation	224,000	(575,000)
Repurchase of warrants, stock options and shares	(1,009,000)	—

Net cash used in financing activities	(7,645,000)	(7,214,000)

Effect of exchange rate changes on cash	(17,000)	(91,000)

NET INCREASE IN CASH AND CASH EQUIVALENTS	7,354,000	4,064,000
CASH AND CASH EQUIVALENTS- BEGINNING OF PERIOD	1,307,000	92,000

CASH AND CASH EQUIVALENTS — END OF PERIOD	$8,661,000	$4,156,000

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$586,485	$1,485,378
Income taxes	$142,259	—
Non-cash investing and financing activities:
Property acquired under capital lease	$755,000	—

The condensed notes to consolidated financial statements to be available in the Company’s
Form 10-Q for the period ended September 30, 2003 are an integral part hereof.

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